EXHIBIT 99.1




                                  PRESS RELEASE


           Lawrence Financial Holdings, Inc. Announces Date of Annual
                             Meeting of Stockholders




LAWRENCE FINANCIAL HOLDINGS, INC. - Ironton, Ohio (OTCBB:LWFH) today announced that its annual meeting of stockholders will be held at the Company's main office at 311 South Fifth Street, Ironton, Ohio on May 13, 2002 at 4:30 p.m., local time.

      Lawrence Financial Holdings, Inc. is the holding company for Lawrence Federal Savings Bank, a federally chartered savings bank headquartered in Ironton, Ohio. Lawrence Federal operates a total of five full-service banking offices with locations in Ironton, Chesapeake, South Point, Rome and Wheelersburg in southeast Ohio.

FOR MORE INFORMATION PLEASE CONTACT:


      Lawrence Financial Holdings, Inc.
      Jack Blair, President and CEO
                  or
      RobRoy Walters, SVP and Chief Financial Officer
      311 South Fifth Street
      Ironton, Ohio 45638

      Phone:   (740) 532-0263
      Fax:     (740) 532-1885